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                                                                     Exhibit 8.4


                               September 6, 2001



Charles E. Smith Residential Realty, Inc.
2345 Crystal Drive
Arlington, Virginia 22202

Ladies and Gentlemen:

          We have acted as counsel to Charles E. Smith Residential Realty, Inc. ("Smith Residential"), a Maryland corporation, in connection with the execution and delivery of the Amended and Restated Agreement and Plan of Merger (the "Agreement"), dated as of May 3, 2001, among Smith Residential, Charles E. Smith Residential Realty L.P. ("Smith Partnership"), a Delaware limited partnership, Archstone Communities Trust ("Archstone"), a Maryland real estate investment trust, and Archstone-Smith Trust ("Archstone-Smith"), a Maryland real estate investment trust, pursuant to which (i) Archstone will reorganize into an "umbrella partnership real estate investment trust," or "UPREIT" (the "Archstone Merger"), (ii) Smith Residential will merge with and into Archstone-Smith (the "Merger") and (iii) Smith Partnership will merge with and into Archstone (or a wholly-owned subsidiary of Archstone-Smith into which Archstone will merge) (the "Partnership Merger"). This opinion letter is being furnished to you in connection with (i) the Registration Statement on Form S-4 (File No. 333-63734) containing the joint proxy statement of Smith Residential and Archstone and the prospectus of Archstone-Smith (the "REIT Registration Statement"), filed with the Securities and Exchange Commission on June 25, 2001, as amended through the date hereof, and (ii) the Registration Statement on Form S-4 (File No. 333-64540) containing the consent solicitation statement of Smith Partnership and the prospectus of Archstone (the "Partnership Registration Statement"), filed with the Securities and Exchange Commission on July 3, 2001, as amended through the date hereof (together, the REIT Registration Statement and the Partnership Registration Statement are the "Registration Statements"). Unless otherwise defined herein or the context hereof otherwise requires, each term used herein with initial capitalized letters has the meaning given to such term in the Agreement.
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Charles E. Smith Residential Realty, Inc.
September 6, 2001
Page 2

Basis for Opinions

          The opinions set forth in this letter are based on relevant current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder (including proposed and temporary Treasury regulations), and interpretations of the foregoing as expressed in court decisions, legislative history, and administrative determinations of the Internal Revenue Service (the "IRS") (including the private letter ruling issued by the IRS to the Company on June 8, 1994, as supplemented by the ruling letter dated June 16, 1995, and the private letter ruling issued by the IRS to the Company on August 27, 1997), all as of the date hereof. An opinion of counsel merely represents counsel's best judgment with respect to the probable outcome on the merits and is not binding on the IRS or the courts. There can be no assurance that positions contrary to our opinions will not be taken by the IRS, or that a court considering the issues would not hold contrary to such opinions. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the opinions expressed herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the law or in the application or interpretation of the federal income tax laws.

          In rendering the following opinions, we have examined such statutes, regulations, records, certificates and other documents as we have considered necessary or appropriate as a basis for such opinions, including (but not limited to) the following: (1) the Registration Statements, as amended through the date hereof (including the various SEC filings incorporated therein by reference); (2) the First Amended and Restated Agreement of Limited Partnership of Smith Partnership dated as of January 31, 1995, as amended through the date hereof; (3) the Amended and Restated Articles of Incorporation of Smith Residential, dated as of June 27, 1994 as amended through the date hereof, (the "Articles of Incorporation") and, with respect to each series of Smith Residential preferred shares of beneficial interest, the articles supplementary establishing and fixing the rights and preferences of such series of preferred shares; (4) the form of partnership agreement or limited liability company operating agreement, as applicable, used to organize and operate the partnerships and limited liability companies in which Smith Partnership owns an interest; (5) the organizational documents and stock of certain corporations in which Smith Partnership owns stock, directly or indirectly, including Smith Realty Company, Smith Management Construction, Inc. and Consolidated Engineering Services, Inc., (6) the articles of incorporation of the wholly-owned subsidiaries of
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Charles E. Smith Residential Realty, Inc.
September 6, 2001
Page 3

Smith Residential that serve as the general partners of various subsidiary partnerships; and (7) other necessary documents.

          In providing the opinions set forth in this letter, we have relied upon certain written representations as to factual matters made by Smith Residential and Smith Partnership contained in a letter to us dated September 6, 2001, regarding the assets, operations and activities of Smith Residential and Smith Partnership (the "Management Representation Letter").


          For purposes of rendering our opinion, we have not made an independent investigation or audit of the facts set forth in any of the above-referenced documents, including the Management Representation Letter. We consequently have relied upon the representations as to factual matters in the Management Representation Letter. After reasonable inquiry, we are not, however, aware of any material facts or circumstances contrary to, or inconsistent with, the representations we have relied upon as described herein or other assumptions set forth herein. Finally, our opinion is limited to the tax matters specifically covered herein, and we have not addressed, nor have we been asked to address, any other tax matters relevant to Smith Residential, Smith Partnership, or any other person.

          Moreover, we have assumed, with your consent, that, insofar as relevant to the opinion set forth herein:

          (1) Smith Residential, Smith Partnership and each entity in which Smith Residential or Smith Partnership have an ownership interest, either directly or indirectly, have been and will be operated in the manner described in the Management Representation Letter and the Registration Statements (including the various SEC filings incorporated therein by reference);

          (2) all of the obligations imposed by or described in the documents that we reviewed, including obligations imposed under the Articles of Incorporation, have been and will continue to be performed or satisfied in accordance with their terms;

          (3) all representations made in the Management Representation Letter (and other information provided to us) are true, correct, and complete. Any representation or statement made in the Management Representation Letters "to the best of knowledge," "to the knowledge," or "to the actual knowledge" of any
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Charles E. Smith Residential Realty, Inc.
September 6, 2001
Page 4

person(s) or party(ies) or similarly qualified is true, correct and complete as if made without such qualification; and

          (4) all documents that we have reviewed have been properly executed, are valid originals or authentic copies of valid originals, and all signatures thereon are genuine.

Opinions

          Based upon, subject to, and limited by the assumptions and qualifications set forth herein, we are of the opinion that:

          (1) commencing with its taxable year ended December 31, 1994, Smith Residential has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code; and

          (2) Smith Partnership is properly treated as a partnership for federal income tax purposes and not as a corporation or as an association taxable as a corporation, throughout the period from June 30, 1994, through the date hereof.

          We assume no obligation to advise you of any changes in our opinions subsequent to the date of this letter. Smith Residential's qualification and taxation as a REIT depend upon Smith Residential's ability to meet on a continuing basis, through actual annual operating and other results, the various requirements under the Code, as described in the Registration Statements with regard to, among other things, the sources of its gross income, the composition of its assets, the level of its distributions to shareholders, and the diversity of its share ownership. Hogan & Hartson L.L.P. will not review Smith Residential's compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of Smith Residential's operations, the sources of its income, the nature of its assets, the level of its distributions to shareholders, and the diversity of its share ownership for any given taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT.

          This opinion letter has been prepared for your use in connection with the filing of the Registration Statements and speaks as of the date hereof. We hereby consent to the filing of this opinion letter as Exhibit 8.4 to the Registration Statements, and to the reference to Hogan & Hartson L.L.P. under the captions "LEGAL MATTERS" and "FEDERAL INCOME TAX CONSEQUENCES
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Charles E. Smith Residential Realty, Inc.
September 6, 2001
Page 5


RELATING TO THE MERGER" in the REIT Registration Statement and "LEGAL MATTERS" and "FEDERAL INCOME TAX CONSEQUENCES" in the Partnership Registration Statement. In giving this consent, however, we do not admit thereby that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                         Very truly yours,



                                        /s/ HOGAN & HARTSON L.L.P.